Exhibit 10.25

AMENDMENT NUMBER 2 TO
LOAN AND SECURITY AGREEMENT

This Amendment Number 2 to Loan and Security Agreement dated as of September 24, 2019, among U.S. BANK NATIONAL ASSOCIATION (“Bank”) and SHIFT TECHNOLOGIES, INC., a Delaware corporation (“STI”) and SHIFT OPERATIONS LLC, a Delaware limited liability company (“SOL”), as co-obligors and co-borrowers and not as accommodation parties (unless otherwise specified herein, STI and SOL are each individually a “Borrower” and collectively the “Borrowers”) (this “Amendment”) amends the Loan and Security Agreement among Borrowers and Bank dated as of October 11, 2018, which has been amended by an amendment dated February 14, 2019 (collectively, the “Loan Agreement”).

In consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Bank hereby agree as follows:

1.	Definitions.

(a) Capitalized terms not otherwise defined in this Amendment shall have the meanings given such terms in the Loan Agreement.

(b) The following term defined in Article 1 of the Loan Agreement is deleted and replaced with the following defined term:

“Expiration Date” means December 31, 2019, or such earlier date as may be applicable due to acceleration of Obligations in accordance with the terms of this Agreement.

2.	Amendments.

(a)	The definitions of “LIBOR Rate” “New York Banking Day” and “Reprice Date” set forth in Section 2.8(a) (Interest Rate and Payment Schedule) of the Loan Agreement are deleted and replaced with the following:

“LIBOR Rate” means the greater of (a) zero percent (0.0%) and (b) the one-month LIBOR rate quoted by Bank from Reuters Screen LIBOR0l Page or any successor thereto which may be designated by Bank as provided below, which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the Rate Adjustment Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, and such rate to be reset monthly on each Rate Adjustment Date. The term “New York Banking Day” means any date (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. The term “Rate Adjustment Date” means the first day of each month. If the initial advance occurs other than on the Rate Adjustment Date, the initial one-month LIBOR rate shall be that one-month LIBOR rate in effect two New York Banking Days prior to the date of the initial advance, which rate plus the percentage described above shall be in effect until the next Rate Adjustment Date. If the rate index described above shall become unavailable or shall cease to exist, Bank may in its discretion, designate a successor to the interest rate described above (which may include a successor index and a spread adjustment). Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

1 of 4

(b) Section 5.1l (c) (Warranties and Covenants: Financial Statements and Reporting) of the Loan Agreement is deleted and replaced with the following:

(c)	[Reserved].

(c)	Section 5.13 (Warranties and Covenants: Financial Covenant) of the Loan Agreement is deleted and replaced with the following:

5.13 Financial Covenant. As of the last day of each calendar month during the term of this Agreement commencing with the calendar month ending July 31, 2019 (each a “Determination Date”), Borrowers’ Liquidity as of such Determination Date shall equal or exceed three (3) times the Three-Month Cash Burn Amount as of such date.

As used herein:

“Liquidity” means, as of any Determination Date, an amount equal to the sum of (i) cash that would appear on Borrowers’ consolidated balance sheet as unrestricted on such date plus (ii) the aggregate principal amount of loans that Borrowers could duly borrow and incur on such date and that, under the terms of the loan agreement for such loans, Borrowers may use for any general corporate or general working capital purpose (as opposed to loans that, under the terms of the loan agreement for such loans, Borrowers must use for a specific purpose), including, without limitation, loans under the Lithia Loan Agreement to the extent the conditions for drawing such loans have been satisfied.

“Three-Month Cash Burn Amount” means, as of any Determination Date, an amount equal to the decrease, if any, in the amount of cash and cash equivalents held by Borrowers and their Subsidiaries on such day as compared to the amount of cash and cash equivalents held by Borrowers and their Subsidiaries as of the last day of the month three months prior thereto.

3.	Effectiveness. The effectiveness of this Amendment is subject to execution by all parties to the Loan Agreement and satisfaction by Borrowers of such other requirements as Bank may require.

4.	Representations and Warranties. Each Borrower and by signing below, Guarantor, reaffirms the representations and warranties made by such Borrower and Guarantor, respectively, in each of the Loan Documents and agrees that (a) each of such representations and warranties are true and correct as though made on the date hereof, except for changes that are permitted by the terms of such Loan Document; (b) except as amended hereby or otherwise amended in writing signed by all parties thereto, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect in accordance with their terms and (c) neither Borrowers nor any other Loan Party has any defenses, setoffs, counterclaims or claims against the Bank related to any of the Loan Documents or any of the indebtedness or obligations related thereto.

2 of 4

5.	Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(b) Copies. The Loan Agreement, together with all amendments thereto from time to time, is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, Bank may, on behalf of Borrowers, create a microfilm or optical disk or other electronic image of the Loan Agreement (and all amendments thereto including, without limitation, this Amendment) that is an authoritative copy of the Loan Agreement as defined in such law. Bank may store the authoritative copy of the Loan Agreement in its electronic form and then destroy the paper original as part of Bank’s normal business practices. Bank, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

(c) References. Any and all references to the Loan Agreement in any instrument or document are hereby amended to refer to the Loan Agreement as amended by this Amendment.

(d) Expenses. Each Borrower agrees to reimburse Bank upon demand for all attorneys’ fees of in-house and outside counsel and all other costs, fees and out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other document required to be furnished herewith and in enforcing each Borrower’s obligations hereunder.

6.	Entire Agreement; Modification. This Amendment constitutes the entire understanding and agreement of the parties as to the matters set forth herein. No modification or amendment to any of the Loan Documents shall be effective unless in writing signed by the party or parties sought to be charged or bound by such modification or amendment.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US CONCERNING ANY LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

Signature page follows.

3 of 4

SHIFT TECHNOLOGIES, INC.		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Irakly George Arison Areshidze	By:	/s/ Gilmore Hector
Name:	Irakly George Arison Areshidze	Name:	Gilmore Hector
Title:	Co-Chief Executive Officer	Title:	Vice President

SHIFT OPERATIONS LLC

By: Shift Technologies, Inc., Managing Member

By:	/s/ Irakly George Arison Areshidze
Name:	Irakly George Arison Areshidze
Title:	Co-Chief Executive Officer

ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR

Guarantor hereby acknowledges, consents, and agrees to all terms and conditions of the foregoing Amendment.

LITHIA MOTORS, INC.

By	/s/ Chris Holzshu
Name:	Chris Holzshu
Title:	EVP

4 of 4